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EXHIBIT 10.12

AMENDMENT
dated as of June 13, 2007

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH ("DEUTSCHE"), REPRESENTED BY DEUTSCHE BANK SECURITIES INC. ("AGENT"), AS ITS AGENT	and	MOLSON COORS BREWING COMPANY ("COUNTERPARTY")

have entered into a Transaction evidenced by a Note Hedging Unit Transaction confirmation, dated June 11, 2007 (the "Confirmation"). Buyer under the Confirmation wishes to purchase additional Note Hedging Units from Seller thereunder. To effectuate this additional purchase, the parties hereby amend the Confirmation as set forth in this Amendment (this "Amendment").

Accordingly, the parties agree as follows:—

1.     Amendments

The Confirmation is amended, effective as of the date of this Amendment by:

        (a)   increasing the Number of Note Hedging Units by 75,000, from 500,000 to 575,000; and

        (b)   increasing the Premium Buyer will pay to Seller from USD 51,009,595 to USD 58,661,034.

The parties agree that no separate period will be required with respect to references to this Amendment in the Confirmation under "Miscellaneous—Rule 10b-18" and "Miscellaneous—Regulation M".

Except as provided in this Amendment, all other terms and conditions of the Note Hedging Units remain the same.

2.     Representations

Each party hereby repeats on the date hereof the representations made by it in the Confirmation (with references therein to the "Trade Date" deemed references to the date of this Amendment). Each party further represents to the other party that:—

        (a)   Status.    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

        (b)   Powers.    It has the power to execute and deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

        (c)   No Violation or Conflict.    Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

        (d)   Consents.    All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

        (e)   Obligations Binding.    Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

        (f)    Absence of Certain Events.    No Event of Default or Potential Event of Default or, to its knowledge, Termination Event (each as defined in the ISDA 2002 Master Agreement referred to in the Confirmation) with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Amendment.

3.     Opinion

        The opinion referenced in the Confirmation under "Counterparty Representations" shall cover the Confirmation, as amended by this Amendment.

4.     Miscellaneous

        (a)   Entire Agreement.    The Confirmation and this Amendment constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

        (b)   Amendments.    No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

        (c)   Counterparts.    This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

        (d)   Headings.    The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

        (e)   Governing Law.    This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

        (f)    Agreement Continuation.    The Confirmation, as modified herein, shall continue in full force and effect. All references to the Confirmation in the Confirmation or any document related thereto shall for all purposes constitute references to the Confirmation as amended hereby.

        (g)   Role of Agent.    The provisions of the Confirmation regarding the role of Deutsche's agent are incorporated by reference herein.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

DEUTSCHE BANK AG LONDON		MOLSON COORS BREWING COMPANY
By:	/s/ LEE FRANKENFIELD	By:	/s/ MICHAEL J. GANNON
	Name: Lee Frankenfield		Name: Michael J. Gannon
	Title:		Title: Vice President and Treasurer
By:	/s/ ANDREA LEUNG
Name: Andrea Leung
Title:

2

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with this Transaction
By:	/s/ LEE FRANKENFIELD
Name: Lee Frankenfield
Title:
By:	/s/ ANDREA LEUNG
Name: Andrea Leung
Title:

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EXHIBIT 10.12
AMENDMENT dated as of June 13, 2007